Exhibit 99.1

News Release
Media Contacts:
Donna Ledbetter
HealthMarkets Corporate Communications
(817) 255-5405
Donna.Ledbetter@healthmarkets.com
www.HealthMarkets.com
Karen Mellen
For HealthMarkets
(312) 596-3487
Karen.Mellen@bm.com
HEALTHMARKETS ANNOUNCES RESIGNATION OF
PRESIDENT AND CHIEF OPERATING OFFICER DAVID W. FIELDS
HealthMarkets’ Chief Executive Officer Phillip J. Hildebrand appointed President
North Richland Hills, Texas — September, 19, 2008 — HealthMarkets, Inc. (http://www.healthmarkets.com) announced today that David W. Fields has resigned his position as HealthMarkets’ President and Chief Operating Officer, and that Phillip J. Hildebrand has been appointed President in addition to his current role as the Chief Executive Officer of the Company.
HealthMarkets, through its insurance subsidiaries, is a leading provider of health and life insurance to the self-employed, individuals, and small businesses.
“David has been a tremendous leader and facilitator of change within our organization,” said Hildebrand. “This Company has unique assets and we are focused on improving at every level of the organization. I am excited about the opportunities before us to realize significant growth within our core markets.”
Hildebrand joined HealthMarkets as chief executive officer in June, after a 33-year career at New York Life Insurance Company. He also serves on the Board of Directors for the Company and as a director of The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee (based in Texas) and The Chesapeake Life Insurance Company.
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About HealthMarkets
HealthMarkets, headquartered in North Richland Hills, Texas, is a provider of health and life insurance products to individuals, families, the self-employed and small businesses. HealthMarkets offers products and services through its licensed insurance subsidiaries The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee and The Chesapeake Life Insurance Company. The Company’s offerings include individual and self-employed health insurance, small employer group health insurance, life insurance and reinsurance. The Company is owned by a group of private equity investors, including affiliates of The Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners, members of management and the Company’s independent, licensed agents through the Company’s agent stock accumulation plans. For more information, visit http://www.healthmarkets.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Some of the matters discussed in this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “objective,” “plan,” “possible,” “potential” and similar expressions. Actual results may vary materially from those included in the forward-looking statements. Factors that could cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, general economic conditions; the continued ability of the Company to compete for customers and insureds in an industry where many of its competitors may have greater market share and/or greater financial resources; the Company’s ability to accurately estimate medical claims and control costs; changes in government regulation that could increase the costs of compliance or cause the Company to discontinue marketing its products in certain states; the Company’s failure to comply with new or existing government regulations that could subject it to significant fines and penalties and/or result in restrictions on its operations; changes in the relationship between the Company and the membership associations that make available to their members the health insurance and other insurance products issued by the Company’s insurance subsidiaries; changes in the laws and regulations governing so-called “association group” insurance (particularly changes that would subject the issuance of policies to prior premium rate approval and/or require the issuance of policies on a “guaranteed issue” basis); significant liabilities and costs associated with litigation; failure of the Company’s information systems to provide timely and accurate information; negative publicity regarding the Company’s business practices and/or regarding the health insurance industry in general; the Company’s inability to enter into or maintain satisfactory relationships with networks of hospitals, physicians, dentists, pharmacies and other health care providers; failure of the Company’s regulated insurance company subsidiaries to maintain their current ratings by A.M. Best Company, Fitch and/or Standard & Poor’s; and the other risk factors set forth in the reports filed by the Company from time to time with the Securities and Exchange Commission.
HealthMarkets, Inc. • 9151 Boulevard 26 • North Richland Hills, Texas 76180 • P (817) 255-5200
• www.HealthMarkets.com